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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-126393) and related Prospectus of KCS Energy, Inc. for the registration of $100,000,000 of 7 1/8% Senior Notes due 2012 and to the incorporation by reference therein of our reports dated March 11, 2005, with respect to the consolidated financial statements of KCS Energy, Inc. and subsidiaries, KCS Energy, Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of KCS Energy, Inc. and subsidiaries included in KCS Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

Houston, Texas
September 13, 2005